Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Elite Pharmaceuticals, Inc. (the “Registrant”) on Form 10-Q for the quarter ended September 30, 2009 filed with the Securities and Exchange Commission (the “Report”), I, Carter J Ward, Chief Financial Officer and Treasurer of the Registrant, certify, pursuant to 18 U.S. C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Registrant as of the dates presented and the consolidated result of operations of the Registrant for the periods presented.

Date:	November 13, 2009	/s/ Carter J. Ward
Carter J. Ward
Chief Financial Officer of
Elite Pharmaceuticals, Inc.
(Principal Accounting and Financial Officer

This certification has been furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

A signed original of this written statement required by Section 906 has been provided to Elite Pharmaceuticals, Inc. and will be retained by Elite Pharmaceuticals, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.